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                                                                  Exhibit 99.(j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 20, 2004 for the Skyline Special Equities Portfolio in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Skyline Funds filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-11755) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5022).

                                          /s/ Ernst & Young LLP


Chicago, Illinois
February 26, 2004